Exhibit 99.1

Press Release

Contact:	Ryan A. Benton
Senior Vice President
Chief Financial Officer
Phone: (510) 668-7750
Email: ryan.benton@Exar.com

Exar Announces Fiscal 2013 Third Quarter Financial Results

Company Reports Sequential Growth in Revenue and Profit

Fremont, CA, January 23, 2013 – Exar Corporation (Nasdaq: EXAR), a leading supplier of high performance analog mixed-signal components and data management solutions today announced financial results for the Company’s third quarter of fiscal year 2013.

The Company reported revenue of $31.0 million, up from $30.6 million in the second quarter of fiscal year 2013. Non-GAAP net income of $4.0 million increased 42% from $2.9 million in the prior quarter and improved $6.0 million from a loss of $1.9 million in the third quarter of fiscal year 2012. Non-GAAP gross margin was 49.0%, a 223 basis points improvement from the prior quarter, and up 60 basis points compared to the same quarter a year ago. Non-GAAP net income per fully-diluted share was $0.09, up from $0.06 in the prior quarter, and a $0.13 improvement from a non-GAAP net loss of $0.04 in the third quarter of fiscal year 2012.

On a GAAP basis, net income for the third quarter of fiscal year 2013 was $1.5 million, up from $0.3 million in the prior quarter, and a $6.3 million improvement from a loss of $4.7 million in the third quarter of fiscal year 2012. GAAP gross margin increased to 45.8%. GAAP net income per fully-diluted share for the third quarter of fiscal year 2013 was $0.03, compared to $0.01 in the prior quarter, and a loss of $0.11 in the third quarter of fiscal year 2012. Free cash flow for the third quarter of fiscal year 2013 was $3.6 million, up from $1.8 million in the prior quarter, and improved from a negative $3.2 million in the third quarter of fiscal year 2012.

“Our third fiscal quarter results demonstrate continued profitable growth in a difficult market environment. On a non-GAAP basis we achieved 11% operating profit and 13% net profit. While overall revenue growth was modest, our growth in networking and storage for big data analytics remains robust. This growth, coupled with gross margin expansion and a continued focus on prudent spending, drove a 60% sequential increase in non-GAAP operating income. Free cash flow of $3.6 million for the quarter represents improvements of $1.8 million and $6.8 million as compared to the prior quarter and third quarter of 2012 respectively,” commented company President and CEO Louis DiNardo.

For the fourth quarter of fiscal year 2013 ending March 31, 2013, the Company expects revenue in the range of $31.0 million to $32.0 million. Gross margin on a non-GAAP basis is expected to be in the range of 49% to 51%, and non-GAAP net income per fully-diluted share is expected to be in the range of $0.08 to $0.10.

GAAP FINANCIAL COMPARISON

(In millions, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 30, 2012	SEPTEMBER 30, 2012	JANUARY 1, 2012	DECEMBER 30, 2012	JANUARY 1, 2012
Net sales	$31.0	$30.6	$29.7	$90.9	$102.8
Gross margin	45.8%	43.5%	45.0%	44.4%	45.6%
Loss from operations	$(0.4)	$(0.4)	$(5.4)	$(1.9)	$(9.1)
Net income (loss)	$1.5	$0.3	$(4.7)	$1.2	$(7.2)
Net income (loss) per share
Basic	$0.03	$0.01	$(0.11)	$0.03	$(0.16)
Diluted	$0.03	$0.01	$(0.11)	$0.03	$(0.16)

NON-GAAP FINANCIAL COMPARISON

(In millions, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 30, 2012	SEPTEMBER 30, 2012	JANUARY 1, 2012	DECEMBER 30, 2012	JANUARY 1, 2012
Net sales	$31.0	$30.6	$29.7	$90.9	$102.8
Gross margin	49.0%	46.7%	48.4%	47.7%	48.7%
Income (loss) from operations	$3.6	$2.2	$(2.4)	$6.7	$(1.5)
Net income (loss)	$4.0	$2.9	$(1.9)	$8.3	$0.2
Net income (loss) per share
Basic	$0.09	$0.06	$(0.04)	$0.18	$0.00
Diluted	$0.09	$0.06	$(0.04)	$0.18	$0.00

Fiscal Year 2013 Third Quarter Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the third quarter of fiscal year 2013, today, Wednesday, January 23, 2013 at 1:30 p.m. PST. To access the conference call, please dial 800-230-1085 after 1:20 p.m. PST. In addition, a live webcast will be available on the Company’s Investor webpage. A taped replay of the conference call will be available starting at 3:00 p.m. PST. To access the replay, please dial 800-475-6701 and use conference ID number 279343.

About Exar

Exar Corporation designs, develops and markets high performance, analog mixed-signal integrated circuits and advanced sub-system solutions for the Networking & Storage, Industrial & Embedded Systems, and Communications Infrastructure markets. Exar’s product portfolio includes power management and connectivity components, communications products, and network security and storage optimization solutions. Exar has locations worldwide providing real-time customer support. For more information about Exar, visit http://www.exar.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. This may include statements about future financial and operating results, economic growth rates, industry and market conditions, potential synergies and cost savings, the ability to drive growth and expand customer and partner relationships, changes in gross margins, revenues and operating expenses, manufacturing yields or operations, product development initiatives, design win conversion and other such statements. These statements are not guarantees of any event or future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis at the time expressed, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Information concerning risk factors is detailed in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended April 1, 2012 and the Quarterly Report on Form 10-Q for the quarters ended July 1, 2012, and September 30, 2012.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. In this press release and in related comments by management, we are disclosing non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income or loss, non-GAAP net income or loss, and non-GAAP basic and diluted net income or loss per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, restructuring charges and exit costs, provision for dispute resolution, certain income tax credits, and related income tax effects on certain excluded items. We are also disclosing the non-GAAP measure of free cash flow, which is derived from our net cash provided (used) by operations, less purchases of fixed assets and IP, plus proceeds from the sale of IP. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. A reconciliation of the non-GAAP numbers to the most comparable GAAP numbers is provided in the tables included with this press release.

# # #

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 30, 2012	SEPTEMBER 30, 2012	JANUARY 1, 2012	DECEMBER 30, 2012	JANUARY 1, 2012
Net sales	$22,235	$21,528	$20,749	$63,210	$71,732
Net sales, related party	8,764	9,094	8,930	27,662	31,045

Total net sales	30,999	30,622	29,679	90,872	102,777

Cost of sales:
Cost of sales	11,922	12,054	11,130	34,846	38,128
Cost of sales, related party	4,005	4,380	4,299	12,897	14,867
Amortization of purchased intangible assets	801	858	905	2,578	2,715
Restructuring charges and exit costs	79	—	—	160	152

Total cost of sales	16,807	17,292	16,334	50,481	55,862

Gross profit	14,192	13,330	13,345	40,391	46,915

Operating expenses:
Research and development	5,376	5,773	8,871	16,598	26,989
Selling, general and administrative	8,645	7,639	9,334	24,066	28,249
Restructuring charges and exit costs	524	291	—	1,619	173
Separation costs	—	—	575	—	575

Total operating expenses	14,545	13,703	18,780	42,283	55,986
Income (loss) from operations	(353)	(373)	(5,435)	(1,892)	(9,071)
Other income and expense, net:
Interest income and other, net	586	674	593	1,906	2,019
Interest expense	(56)	(38)	(60)	(128)	(181)

Total other income and expense, net	530	636	533	1,778	1,838
Income (loss) before income taxes	177	263	(4,902)	(114)	(7,233)
Provision for (benefit from) income taxes	(1,346)	—	(169)	(1,324)	3

Net income (loss)	$1,523	$263	$(4,733)	$1,210	$(7,236)

Net income (loss) per share:
Basic	$0.03	$0.01	$(0.11)	$0.03	$(0.16)

Diluted	$0.03	$0.01	$(0.11)	$0.03	$(0.16)

Shares used in the computation of net income (loss) per share:
Basic	45,925	45,720	44,830	46,228	44,726

Diluted	46,438	46,046	44,830	46,623	44,726

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	DECEMBER 30, 2012	APRIL 1, 2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$15,334	$8,714
Short-term marketable securities	185,784	187,668
Accounts receivable (net of allowances of $769 and $781, respectively)	12,865	8,454
Accounts receivable, related party (net of allowances of $785 and $815, respectively)	2,176	2,918
Inventories	18,720	18,374
Other current assets	3,835	3,124

Total current assets	238,714	229,252
Property, plant and equipment, net	23,743	27,793
Goodwill	3,184	3,184
Intangible assets, net	6,793	9,755
Other non-current assets	1,386	1,668

Total assets	$273,820	$271,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,079	$7,823
Accrued compensation and related benefits	4,255	3,918
Deferred income and allowances on sales to distributors	2,786	3,410
Deferred income and allowances on sales to distributors, related party	8,384	9,608
Other current liabilities	11,174	13,615

Total current liabilities	36,678	38,374
Long-term lease financing obligations	1,598	3,771
Other non-current obligations	3,679	6,215

Total liabilities	41,955	48,360
Stockholders’ equity	231,865	223,292

Total liabilities and stockholders’ equity	$273,820	$271,652

(1)	Due to the correction of an immaterial error in the fourth quarter fiscal of 2012, the balances at April 1, 2012 of Accumulated deficit decreased by $741 thousand and Additional paid-in capital decreased by $741 thousand. Total Stockholders’ equity remained the same.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 30, 2012	SEPTEMBER 30, 2012	JANUARY 1, 2012	DECEMBER 30, 2012	JANUARY 1, 2012
Net Sales	$30,999	$30,622	$29,679	$90,872	$102,777

GAAP gross profit	$14,192	$13,330	$13,345	$40,391	$46,915
GAAP gross margin	45.8%	43.5%	45.0%	44.4%	45.6%
Stock-based compensation	106	129	104	220	232
Amortization of acquired intangible assets	801	853	905	2,534	2,715
Restructuring charges and exit costs	79	—	—	160	152

Non-GAAP gross profit	$15,178	$14,312	$14,354	$43,305	$50,014

Non-GAAP gross margin	49.0%	46.7%	48.4%	47.7%	48.7%

GAAP operating expenses	$14,545	$13,703	$18,780	$42,283	$55,986
Stock-based compensation	1,296	1,218	1,229	2,703	3,162
Amortization of acquired intangible assets	107	107	174	334	522
Restructuring charges and exit costs	524	291	575	1,619	748
Provison for dispute resolution	1,000	—	—	1,000	—

Non-GAAP operating expenses	$11,618	$12,087	$16,802	$36,627	$51,554

GAAP operating income (loss)	$(353)	$(373)	$(5,435)	$(1,892)	$(9,071)
Stock-based compensation	1,402	1,347	1,333	2,923	3,394
Amortization of acquired intangible assets	908	960	1,079	2,868	3,237
Restructuring charges and exit costs	603	291	575	1,779	900
Provison for dispute resolution	1,000	—	—	1,000	—

Non-GAAP operating income (loss)	$3,560	$2,225	$(2,448)	$6,678	$(1,540)

GAAP net income (loss)	$1,523	$263	$(4,733)	$1,210	$(7,236)
Stock-based compensation	1,402	1,347	1,333	2,923	3,394
Amortization of acquired intangible assets	908	960	1,079	2,868	3,237
Restructuring charges and exit costs	603	291	575	1,779	900
Provison for dispute resolution	1,000	—	—	1,000	—
Income tax effects	(1,389)	(6)	(194)	(1,434)	(115)

Non-GAAP net income (loss)	$4,047	$2,855	$(1,940)	$8,346	$180

GAAP net income (loss) per share
Basic	$0.03	$0.01	$(0.11)	$0.03	$(0.16)
Diluted	$0.03	$0.01	$(0.11)	$0.03	$(0.16)
Non-GAAP net income (loss) per share
Basic	$0.09	$0.06	$(0.04)	$0.18	$0.00
Diluted	$0.09	$0.06	$(0.04)	$0.18	$0.00

Net cash provided (used) by operations	$3,611	$2,304	$(2,226)	$3,654	$2,907
Less purchases of fixed assets and IP	(147)	(646)	(1,016)	(1,253)	(2,658)
Add proceeds from sale of IP	125	125	—	250	170

Free cash flow	$3,589	$1,783	$(3,242)	$2,651	$419

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL NET SALES INFORMATION

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 30, 2012	SEPTEMBER 30, 2012	JANUARY 1, 2012	DECEMBER 30, 2012	JANUARY 1, 2012
By Product Line
Connectivity	56%	53%	52%	55%	52%
Power management	20%	22%	22%	21%	21%
Data compression and security	16%	15%	14%	15%	13%
Communications	8%	10%	12%	9%	14%

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 30, 2012	SEPTEMBER 30, 2012	JANUARY 1, 2012	DECEMBER 30, 2012	JANUARY 1, 2012
By Geography
Asia	59%	58%	57%	60%	58%
Americas	29%	27%	31%	26%	28%
EMEA	12%	15%	12%	14%	14%

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

GUIDANCE FOR THE QUARTER ENDING MARCH 31, 2013
ADJUSTMENTS
	NON-GAAP	STOCK-BASED COMPENSATION	AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS	GAAP
Net Sales	0% - 3%			0% - 3%
Gross Margin	49% - 51%	~0.2 million	~$0.8 million	46% - 48%
Net income per share	$0.08 - $0.10	~1.5 million	~$0.9 million	$0.03 - $0.05